CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chad DeGroot, President, Secretary and Treasurer of Metasun Enterprises, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.            The quarterly report on Form 10-QSB of Metasun Enterprises, Inc. for the three month period ended April 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Metasun Enterprises, Inc.

Dated: June 14, 2006

/s/ Chad DeGroot

Chad DeGroot

President, Secretary, Treasurer and Director

(Principal Executive Officer, Principal Financial

Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Metasun Enterprises, Inc. and will be retained by Metasun Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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